UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2011

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 8, 2011, Skilled Healthcare Group, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Prior 8-K”) to furnish certain information as provided therein. This amendment on Form 8-K/A is being filed to supplement the Prior 8-K and clarify one of the assumptions included in the press release furnished in Item 2.02 thereof, as well as to provide certain information pursuant to Item 2.06 of Form 8-K as provided herein. Except as amended hereby, the disclosure included in the Prior 8-K remains unchanged.

Item 2.02	Results of Operations and Financial Condition.

In the Company's press release issued on September 8, 2011 (a copy of which was furnished as Exhibit 99.1 to the Prior 8-K and incorporated therein by reference) (the “Press Release”), the guidance provided therein assumed “no goodwill or intangible asset impairment charge.” In light of potential impairment indicators, including but not limited to the Medicare reimbursement rate and rehabilitation therapy regulation changes discussed in the Press Release, as well as their resultant impact on our market price, as of the date of the Press Release we had initiated but not completed our procedures relating to an interim goodwill and intangible asset impairment test to determine whether an impairment charge was required. The interim impairment testing procedures are continuing as of the date hereof. Accordingly, the results of the interim impairment test were not reflected in the forecasted net income information included in the Press Release, including the reconciliation table included therein. Additional information regarding our conclusions related to the ongoing interim impairment test is provided in Item 2.06 below.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 is not incorporated by reference into any filings of the Company made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing, unless specifically stated so therein.

Item 2.06	Material Impairments.

In connection with the Company's ongoing procedures relating to its interim goodwill and intangible asset impairment test described in Item 2.02 above, on October 11, 2011, the Company's management concluded that the Company will be required to recognize a material non-cash, pre-tax goodwill and intangible asset impairment charge in the currently estimated range of $200 million to $300 million in the quarter ended September 30, 2011 with respect to the Company's skilled nursing and rehabilitation therapy businesses. We do not expect that any of the impairment charge will result in future cash expenditures. We expect to complete our interim goodwill and intangible asset impairment testing procedures in time to incorporate the related results into our Form 10-Q to be filed for the quarter ended September 30, 2011.

Forward-Looking Statements

Certain statements in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include, but are not limited to, statements regarding the Company's estimates and expectations stated in Item 2.06 above, and any other statements regarding the Company's beliefs, plans, expectations or intentions regarding the future. These forward-looking statements are based on current expectations and projections about future events and are subject to uncertainty and changes in circumstance.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the completion of the Company's procedures relating to its interim goodwill and intangible asset impairment testing as well as factors described in the Company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein). Any forward-looking statements are made only as of the date of this release. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011	SKILLED HEALTHCARE GROUP, INC.
/s/ Devasis Ghose
Devasis Ghose
Executive Vice President, Treasurer and Chief Financial Officer

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